UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of in corporation)	000-7099 (Commission File Number)	13-2566064 (IRS Employer Identification No.)

4625 Red Bank Road Cincinnati, OH	45227

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2013, following the Annual Meeting of CECO Environmental Corp. (the “Company”), Phillip DeZwirek informed the Board of Directors of his decision to retire as Chairman of the Board of Directors and a director of the Company, effective as of May 15, 2013. Mr. Phillip DeZwirek had no disagreements with the Company on any matter pertaining to its operations, policies or practices.

On May 15, 2013, Jason DeZwirek was appointed Chairman of the Company’s Board of Directors.

Jason DeZwirek, age 42, the son of Phillip DeZwirek, became a director of the Company in February 1994. He became Secretary of the Company on February 20, 1998. He also serves as a member of the boards of directors of the Company’s subsidiaries. He was the founder (1999), Chairman, and CEO of Kaboose Inc., which was listed on the Toronto Stock Exchange and was the largest independent family focused online media company in the world. Kaboose Inc. was sold to Disney and Barclays Private Equity in 2009. Mr. Jason DeZwirek also previously served as a director and the Secretary of API Technologies Corp. (NASDAQ:ATNY), from November 2006 through January 2011. Mr. Jason DeZwirek also is and has been involved in private investment activities.

A description of Mr. Jason DeZwirek’s compensation was disclosed in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 12, 2013 and is incorporated herein. Mr. Jason DeZwirek’s compensation has not been modified in connection with his appointment as Chairman, except that Icarus Investment Corp. (“Icarus”) received an increase from $30,000 to $40,000 per month beginning May 15, 2013, with respect to services provided to the Company. Mr. Jason DeZwirek is deemed to control Icarus.

Related transactions with Mr. Jason DeZwirek are set forth in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 12, 2013, under the section “Certain Transactions,” which section is hereby incorporated herein.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2013, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered: 1) the election of the nine director nominees named in the proxy statement; 2) the ratification of the independent registered public accounting firm for fiscal 2013; 3) an advisory vote to approve executive compensation, and 4) an advisory vote to approve the frequency of holding future advisory votes on executive compensation. The voting results at the Annual Meeting of CECO stockholders on May 15, 2013, with respect to each of the matters described above, were as follows:

1.	The nine director nominees named in the proxy statement and standing for election were elected based upon the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES

Arthur Cape	14,172,083	280,303	1,947,859

Jason DeZwirek	11,839,811	2,612,575	1,947,859

Phillip DeZwirek	11,461,072	2,991,314	1,947,859

Eric M. Goldberg	14,139,120	313,266	1,947,859

Ronald E. Krieg	14,172,523	279,863	1,947,859

Jeffrey Lang	11,985,115	2,467,271	1,947,859

Jonathan Pollack	11,575,929	2,876,457	1,947,859

Seth Rudin	14,173,682	278,704	1,947,859

Donald A. Wright	14,081,277	371,109	1,947,859

2.	The appointment of BDO USA, LLP as CECO’s independent registered public accounting firm for fiscal 2013 was ratified as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

16,310,327	78,628	11,290	0

3.	The Company’s executive compensation was approved on an advisory basis as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

14,305,222	107,892	39,270	1,947,861

4.	The holding future advisory votes on the Company’s executive compensation every year was approved on an advisory basis as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES

11,374,921	2,168,853	881,940	26,671	1,947,860

Following the stockholder vote on Proposal No. 4 described above, the Board of Directors determined that a stockholder advisory vote regarding the compensation of the Company’s executive officers (“Say-on-Pay” vote) will be held each year at the Company’s Annual Meeting of Stockholders until the next advisory vote of stockholders is held regarding the frequency of stockholder Say-on-Pay votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2013	CECO Environmental Corp.

	By:	/s/ Benton L. Cook
Benton L. Cook
Interim Chief Financial Officer

4